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                                 EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

          We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 11, 1999 relating to the financial statements which appear in Synbiotics Corporation's Annual Report on Form 10-KSB for the year ended December 31, 1998.

PRICEWATERHOUSECOOOPERS LLP


San Diego, California
November 5, 1999